Goldman Sachs BDC, Inc. Appoints Jaime Ardila and Ann B. Lane to the Board of Directors
Company Release – March 1, 2016
NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (“GS BDC” or the “Company”) (NYSE: GSBD) announced today that Jaime Ardila and Ann B. Lane have been elected to the Company’s Board of Directors, effective February 25, 2016. The appointment of Mr. Ardila and Ms. Lane brings the total size of the Board of Directors to eight, seven of whom are independent.
Mr. Ardila is an independent director under New York Stock Exchange standards because he is not an “interested person” of GS BDC, as defined in Section 2(a)(19) of the Investment Company Act of 1940. Mr. Ardila will hold office until the date of the Company’s 2016 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Ardila will also serve on the audit, compliance, compensation, contract review and governance and nominating committees.
Mr. Ardila is retired. Mr. Ardila is a member of the Board of Directors of Accenture plc, a management consulting services company, where he serves as a member of the Finance Committee. Previously, Mr. Ardila worked for 29 years at General Motors Company, an automobile manufacturer, where he held several senior management positions, most recently as Executive Vice President of the company and President of General Motors’ South America region. Mr. Ardila joined General Motors in 1984. From 1996 to 1998, Mr. Ardila served as the managing director, Colombian Operations, of N M Rothschild & Sons Ltd, before rejoining General Motors in 1998. Based on the foregoing, Mr. Ardila is experienced with financial and investment matters.
Ms. Lane is an independent director under New York Stock Exchange standards because she is not an “interested person” of GS BDC, as defined in Section 2(a)(19) of the Investment Company Act of 1940. Ms. Lane will hold office until the date of the Company’s 2017 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. Lane will also serve on the audit, compliance, compensation, contract review and governance and nominating committees.
Ms. Lane is retired. She currently serves as Treasurer and as a member of the Board of Directors of Women In Need, a not-for-profit organization, where she chairs the Finance Committee and also serves on the Executive Committee. Ms. Lane was a Director of Dealertrack Technologies, Inc., an automotive software solutions and services company, from 2007 to 2015. Previously, she worked for five years at JPMorgan Chase & Co., a financial services company, as a Managing Director and Co-Head of Syndicated & Leveraged Finance and Head of Loan Syndications Capital Markets. Prior to joining JPMorgan Chase & Co., Ms. Lane held several senior management positions at Citigroup, Inc., a financial services company, where she worked for 18 years. Based on the foregoing, Ms. Lane is experienced with financial and investment matters.

ABOUT GOLDMAN SACHS BDC, INC.
Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com.
FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Goldman Sachs BDC, Inc.
Investor Contact: Katherine Schneider, 212-902-3122
Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.